As filed with the Securities and Exchange Commission
                              on September 30, 1998
                                                      Registration No. 333-_____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                          NORTHEAST OPTIC NETWORK, INC.
             (Exact name of registrant as specified in its charter)


                  Delaware                                  04-3056279
       (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                 Identification Number)


391 Totten Pond Road, Suite 401, Waltham, MA                   02154
  (Address of Principal Executive Offices)                  (Zip Code)


                 Amended and Restated 1998 Stock Incentive Plan
                            (Full title of the plan)


                          Victor Colantonio, President
                          NorthEast Optic Network, Inc.
                         391 Totten Pond Road, Suite 401
                                Waltham, MA 02154

                     (Name and address of agent for service)


                                 (781) 890-6868
          (Telephone number, including area code, of agent for service)


==================================================================================================

                                   CALCULATION OF REGISTRATION FEE
==================================================================================================
                                                                      Proposed
                                           Proposed maximum           maximum          Amount of
Title of securities     Amount to be      offering price per     aggregate offering   registration
  to be registered       registered              share                 price              fee
--------------------------------------------------------------------------------------------------
Common Stock,
$0.01 par value          2,436,105             $8.8125             $21,468,175.31      $6,333.11
==================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on September 29, 1998 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

================================================================================

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Registrant's Amended and Restated 1998 Stock Incentive Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

         The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

                  (1) The Registrant's latest annual report filed pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

                  (3) The description of the common stock of the Registrant, $0.01 par value per share (the "Common Stock"), contained in the Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         The validity of the securities offered hereby will be passed upon for the Registrant by Hale and Dorr LLP, Boston, Massachusetts. H&D Investments II, a partnership comprised of partners of Hale and Dorr LLP, owns 15,845 shares of Common Stock of the Registrant.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Under Article Eighth of the Registrant's Second Amended and Restated Certificate of Incorporation, each person who is a director or officer of the Registrant shall be indemnified by the Registrant to the full extent permitted by Section 145 of the General Corporation Law of Delaware ("Section 145").

         Section 145 provides a detailed statutory framework covering indemnification of directors and officers of liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers. This section provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of such legal proceedings when such director or officer is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), even if such director or officer is not successful on the merits, if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a shareholder alleging a breach by a director or officer of a duty owed to the corporation), even if such director or officer is not successful on the merits, if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made under clause (iii) above, however, if the director or officer is adjudged liable for negligence or misconduct in the performance of his duties to the corporation, unless a court determines that, despite such adjudication and in view of all of the circumstances, such director or officer is entitled to indemnification. The indemnification described in clauses (ii) and (iii) above may be made only upon a determination that indemnification is proper because the applicable standard of conduct has been met. Such a determination may be made by a majority of disinterested directors, independent legal counsel, a court of competent jurisdiction or a majority vote of a quorum of outstanding stock entitled to vote for directors, voting as a single class, which quorum consists of stockholders who are not parties to the action in question. The Board of Directors may authorize advancing litigation expenses to a director or officer upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that such director or officer is not entitled to be indemnified for them.

         As permitted by Section 145, the Registrant has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacity as directors or officers and for which they are not indemnified by the Registrant.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not applicable.

Item 8.  Exhibits
         --------

         The Exhibit Index immediately preceding the exhibits to this Registration Statement is incorporated herein by reference.

Item 9.  Undertakings
         ------------

         1. The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                  Section 13 or Section

                  15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Massachusetts, on the 30th day of September, 1998.


                                            NORTHEAST OPTIC NETWORK, INC.



                                            By: /s/ Victor Colantonio
                                                ---------------------------
                                                Victor Colantonio
                                                President, Chairman
                                                of the Company and Director

                                POWER OF ATTORNEY

        We, the undersigned officers and directors of NorthEast Optic Network, Inc., hereby severally constitute Richard A. Crabtree, Victor Colantonio and Alexander A. Bernhard, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable NorthEast Optic Network, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


          Signature                             Title                             Date
          ---------                             -----                             ----
                                    Chairman of the Board of                September 30, 1998
/s/ Richard A. Crabtree             Directors and Chief Executive
-----------------------------       Officer
Richard A. Crabtree


                                    President, Chairman of the              September 30, 1998
/s/ Victor Colantonio               Company and Director
-----------------------------
Victor Colantonio


                                    Chief Financial Officer and             September 30, 1998
/s/ William F. Fennell              Treasurer (Principal Financial
-----------------------------       and Accounting Officer)
William F. Fennell


 /s/ Katherine D. Courage           Director                                September 30, 1998
-----------------------------
Katherine D. Courage


/s/ John H. Forsgren              Director                                  September 30, 1998
-----------------------------
John H. Forsgren


                                    Director                                September 30, 1998
-----------------------------
David Marsh


                                    Director                                September 30, 1998
-----------------------------
F. Michael McClain


/s/ Gary D. Simon                   Director                                September 30, 1998
-----------------------------
Gary D. Simon

                                  Exhibit Index


Exhibit
Number        Description
------        -----------

4.1 Second Amended and Restated Certificate of Incorporation of the Registrant (1)

4.2           Amended and Restated By-Laws of the Registrant (2)

4.3           Specimen Certificate of Common Stock of the Registrant (3)

5.1           Opinion of Hale and Dorr LLP

23.1          Consent of Arthur Andersen LLP

23.2          Consent of Hale and Dorr LLP (included in Exhibit 5.1)

24.1 Power of Attorney (included on the signature page of this Registration Statement)


-----------------------
(1) Incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-53441).

(2) Incorporated herein by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-53441).

(3) Incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-53441).